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                                 EXHIBIT 23.2


I hereby consent to the reference to me under the heading "Legal Opinions" in the Prospectus Supplement dated November 8, 1994, relating to the offering from time to time by Norwest Financial, Inc. of its Medium Term Notes, Series B, in

an aggregate initial offering price of up to $500,000,000, which Prospectus

Supplement supplements the Prospectus dated March 1, 1994 and forming a part of

Norwest Financial, Inc.'s Registration Statement on Form S-3 (Registration No.

33-52157).




                                           /s/ Steve R. Wagner
                                           -------------------------------------
                                           Steve R. Wagner